UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 24, 2008

Date of Report (Date of earliest event reported)
CEPHEID

(Exact name of registrant as specified in its charter)

California	000-30755	77-0441625

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
904 Caribbean Drive, Sunnyvale, CA          94089

(Address of principal executive offices)          (Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit List
EXHIBIT 99.1

Item 1.01.     Entry Into a Material Definitive Agreement.
     At the Annual Meeting of Shareholders on April 24, 2008, the shareholders of Cepheid approved the amendment and restatement of Cepheid’s 2006 Equity Incentive Plan (the “EIP”), to effect the following changes:
•	To increase the number of shares of common stock reserved for issuance under the EIP by 1,800,000.
•	To increase the ratio from 1.6 to 1.75 by which any awards other than options or stock appreciation rights decrease the number of available shares.
•	To provide that stock appreciation rights may only be granted under the EIP with an exercise price that is at or above the fair market value of our common stock on the date of grant.
•	To clarify that certain actions related to repricing of awards outstanding under the EIP will not be undertaken without shareholder approval. Cepheid does not have any current plans to reprice any of its outstanding equity awards.
     The foregoing is a summary of the changes effected by the amended and restated EIP and does not purport to be complete. The foregoing is qualified in its entirety by reference to the EIP, as amended and restated, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     The disclosures made under Item 1.01 above are hereby incorporated by reference into this Item 5.02(e).
Item 8.01.     Other Events.
     On April 24, 2008, the Compensation Committee of the Board of Directors of Cepheid approved Cepheid’s 2008 annual grant of options to purchase shares of its common stock to its executives. Each option was granted pursuant to the EIP and has an exercise price of $19.85 per share, the closing price of Cepheid common stock on the NASDAQ stock market on the date of grant. Each option will become vested and exercisable with respect to 25% of the shares on the one-year anniversary of the date of grant, and with respect to 2.083% of the shares each month thereafter, until such time as the option is vested and exercisable with respect to all of the shares, subject to the continuing employment of the optionee on each vesting date. Grants to certain of these executives are set forth below.

Name and Title	Number of Shares
John L. Bishop	125,000
Chief Executive Officer

David H. Persing	75,000
Executive Vice President, Chief Medical and Technology Officer

Humberto Reyes	75,000
Executive Vice President, Chief Operating Officer

Name and Title	Number of Shares
Russell K. Enns	60,000
Senior Vice President, Regulatory, Clinical and Government Affairs and Quality Systems

Laurie King	60,000
Senior Vice President, Human Resources

Robert Koska	60,000
Senior Vice President, Worldwide Commercial Operations

Joseph Smith	60,000
Senior Vice President, Legal and Business Development
Item 9.01.     Financial Statements and Exhibits
(c)     Exhibits.

Exhibit No.	Exhibit Title

99.1	2006 Equity Incentive Plan, as amended and restated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: April 25, 2008	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chief Executive Officer

Exhibit List

Exhibit No.	Exhibit Title

99.1	2006 Equity Incentive Plan, as amended and restated.